As filed with the Securities and Exchange Commission on March 14, 2005	Registration No. 333-12658

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANCOLOMBIA S.A.
(Exact name of Registrant as specified in its charter)
N/A
(Translation of Registrant’s name into English)

Republic of Colombia	None
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

Calle 50 No. 51-66
Medellín,Colombia
(574) 511-5516
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Puglisi &Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Carlos J. Spinelli-Noseda, Esq.
Sullivan &Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

DEREGISTRATION OF UNSOLD SECURITIES

            11,346,132 American Depositary Receipts (the “ADRs”), registered under the Registration Statement on Form F-3, Registration No. 333-12658 (the “Registration Statement”), of Bancolombia S.A. (the “Company”) that remain unsold, each representing four preference shares of the Company and held in the form of American Depositary Shares, are hereby deregistered.

            On January 24, 2005, the Board of Directors of the Company determined to deregister the unsold ADRs registered under the Registration Statement.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Medellín, Colombia on March 10, 2005.

BANCOLOMBIA S.A.
By:	/s/ Leonardo Uribe Correa

Name: Leonardo Uribe Correa
Title: VP General Secretary

            Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* (Jorge Londoño Saldarriaga)	President (Chief Executive Officer)	March 10, 2005
* (Jaime Alberto Velásquez Botero)	Vice President of Finance (Chief Financial Officer)	March 10, 2005
/s/ Jorge Humberto Hernández (Jorge Humberto Hernández)	General Accountant (Chief Accounting Officer)	March 10, 2005
/s/ Juan Camilo Ochoa Restrepo (Juan Camilo Ochoa Restrepo)	Chairman of the Board of Directors	March 10, 2005
* (Carlos Enrique Piedrahita Arocha)	Director	March 10, 2005
(Gonzalo Alberto Pérez Rojas)	Director	March 10, 2005
(Jose Alberto Velez Cadavid)	Director	March 10, 2005
* (Ricardo Sierra Moreno)	Director	March 10, 2005
/s/ Donald J. Puglisi (Donald J. Puglisi)	Authorized Representative in the United States	March 10, 2005
*By /s/ Leonardo Uribe Correa (Leonardo Uribe Correa)	Attorney-in-fact	March 10, 2005